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                                    EXHIBIT 1

                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment No. 3 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Printware, Inc. is being filed on behalf of each of the persons and entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: March 31, 2000

PYRAMID TRADING LIMITED PARTNERSHIP
BY OAKMONT INVESTMENTS, LLC ITS GENERAL PARTNER

BY   /S/ Daniel Asher
-----------------------------------------
Daniel Asher, Manager, Oakmont Investments, LLC


OAKMONT INVESTMENTS, LLC

BY   /S/  Daniel Asher
 -----------------------------------------
Daniel Asher, Manager


/s/ Daniel Asher
 ----------------------------------------------
DANIEL ASHER

/s/ Gary Kohler
----------------------------------------
GARY KOHLER


/s/ Andrew Redleaf
-------------------------------------
ANDREW REDLEAF